Exhibit 99.1

Press Release	Source: Interwoven, Inc.

Interwoven Announces First Quarter 2003 Results

Thursday April 17, 5:02 pm ET

SUNNYVALE, Calif., April 17 /PRNewswire-FirstCall/ – Interwoven, Inc. (Nasdaq: IWOV – News), a world-leading provider of content management for the enterprise, today reported its first quarter results. Revenues for the quarter ended March 31, 2003 were $25.6 million, a decrease of 22% from revenues of $32.7 million for the quarter ended March 31, 2002 and a decrease of 18% from revenues of $31.1 million for the quarter ended December 31, 2002. License revenues represented 36% of total revenues, and service revenues represented 64% of total revenues, for the quarter ended March 31, 2003. Interwoven signed 29 new license customers in the quarter, bringing its total customer count to 1,171 customers.

For the quarter ended March 31, 2003, net loss on a GAAP basis was $9.1 million, or $0.09 net loss per share on a basic and diluted basis, compared with a net loss of $15.7 million, or $0.15 net loss per share on a basic and diluted basis, for the quarter ended March 31, 2002. Pro forma net loss was $7.1 million, or $0.07 net loss per share on a basic and diluted basis, for the quarter ended March 31, 2003, compared with pro forma net loss of $10.0 million, or $0.10 net income per share on a basic and diluted basis, for the quarter ended March 31, 2002.

Pro forma net loss for the quarter ended March 31, 2003 differs from GAAP net loss because it excludes amortization of intangible assets of $444,000, amortization of deferred stock-based compensation of $514,000, and restructuring charges of $1.1 million. For the quarter ended March 31, 2002, pro forma net loss differs from GAAP net loss because it excludes the following expenses: amortization of intangible assets of $1.2 million, amortization of deferred stock-based compensation of $3.2 million, and restructuring charges of $1.2 million.

The Company believes that its pro forma results provide useful information to investors because they reveal the Company’s results excluding non-cash and cash expenses that the Company believes are not indicative of its on-going operations. However, Interwoven urges readers to review and consider carefully the GAAP financial information contained in the Company’s SEC filings and in earnings releases.

“I’m pleased to be back at the helm at Interwoven and have hit the ground running,” said Martin Brauns, chairman and CEO of Interwoven. “Going forward, I am focused on highlighting the successes of our world-class customer base and the many ways they have leveraged our industry-leading product line to communicate to our prospects and partners the total value of the Interwoven platform and the strong ROI it brings.”

Q1 Highlights

Key new global customers include: Ceridian, City of Santa Clara, Konica Corporation, Landry’s Seafood Restaurants, Matsushita Electric Industrial Co., Ltd., Phillips-Van Heusen, Shiseido Co., Ltd., and Warner Music Group.

Interwoven also received significant customer reorders that included: Cadence, Dow Chemical, Federal Reserve Bank of Chicago, First Data Corp., Fleet National Bank, General Motors, Hilton, Intuit, Motorola, Royal Caribbean Cruises, and Telenor Mobile.

Corporate Highlights

•	Interwoven was issued a U.S. patent for its “System and Method for Website Development,” a core technology that is vital to all Internet-based initiatives, including enterprise portals, eCommerce, self-service applications, and customer relationship management applications;

•	Interwoven announced general availability of Interwoven MetaTagger 3.5, the latest version of its content intelligence software, which serves as a platform dramatically enhancing the effectiveness of all Internet-based applications by providing targeted, relevant content to audiences enterprise-wide. MetaTagger is now a stand-alone product that can be used in conjunction with any content management software;

•	Interwoven, together with iManage, announced the general availability of a Collaborative Document Management solution which addresses the collaborative document lifecycle for the extended enterprise: from sharing among teams, to more structured document development and approval cycles, to fully automated and secure document publishing and dissemination;

•	Interwoven released Interwoven OpenDeploy 5.6, a 5th generation content distribution product that is a key component of Interwoven’s universal code and content distribution solution. Available for the first time as a stand-alone offering, this new solution enables secure, cost-effective, and automated distribution of code and content for Internet-based applications across all parts of a worldwide corporate network;

•	Interwoven launched vertical marketing campaigns targeting eGovernment, Healthcare and Banking and Finance, and saw significant traction from its participation in several related industry events such as the annual ABA Conference and the Public Technology Inc. Conference;

•	Interwoven and customer Toshiba America Business Solutions (TABS) won the AIIM Best Practice Award earlier this month, and were honored at AIIM’s 2003 Conference and Exposition for Toshiba’s use of Interwoven to strengthen dealer loyalty and maximize sales effectiveness through the launch of its dealer “FYI Portal”;

•	Interwoven announced the opening of an office in Milan, Italy, to strengthen its presence in EMEA.

Promotions and Appointments

During the first quarter of 2003 John Bara was promoted to senior vice president of marketing and Dr. Mark Hale was promoted to vice president of field marketing.

Earnings Conference Call Information

The Company’s regular conference call to report final results for the quarter ended March 31, 2003 is scheduled for today, April 17 at 2:00 pm PDT. The dial-in number is 913-981-4901. The replay number is 719-457-0820 (Confirmation number for both is 532417). The replay will be available from April 18, 2003 – April 20, 2003. A live Web cast of the conference call can be accessed through our Website, www.interwoven.com.

About Interwoven

Interwoven, Inc. is a world-leading provider of content management software for the enterprise. Allied with leading enterprise application providers, the Interwoven 5 platform provides content management for more than 1100 organizations worldwide, including Air France, Cisco Systems, General Electric, General Motors, and Yamaha. For more information visit www.interwoven.com.

NOTE: Interwoven, TeamSite, MetaTagger, OpenDeploy, the taglines, logos and service marks are trademarks of Interwoven, Inc., which may be registered in certain jurisdictions. All other trademarks are owned by their respective owners.

This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of the release and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including: customer acceptance of new product releases may be slower than we anticipate; customer spending on web initiatives may decline during the current economic downturn, which may be longer than we anticipate; management changes may disrupt our business; and the market for our products is intensely competitive and rapidly evolving, so market success of new product offerings is unpredictable. These and other risks and uncertainties associated with our business are described in our most recent annual report on Form 10-K and subsequent Forms 10-Q and 8-K, which are on file with the SEC and available through www.sec.gov.

INTERWOVEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
	(unaudited)
Revenues:
License	$9,151	$14,927
Services	16,435	17,745
Total revenues	25,586	32,672
Cost of revenues:
License	702	948
Services	7,895	9,973
Total cost of revenues	8,597	10,921
Gross profit	16,989	21,751
Operating expenses:
Research and development	5,884	6,971
Sales and marketing	14,514	20,747
General and administrative	4,125	5,083
Amortization of deferred stock-based compensation	514	3,207
Amortization of acquired intangible assets	444	1,236
Restructuring costs	1,066	1,220
Total operating expenses	26,547	38,464
Loss from operations	(9,558)	(16,713)
Interest and other income, net	899	1,503
Net loss before provision for income taxes	(8,659)	(15,210)
Provision for income taxes.	441	454
Net loss	$(9,100)	$(15,664)
Basic and diluted net loss per share	$(0.09)	$(0.15)
Shares used in computing basic and diluted net loss per share	102,162	102,625

	Three Months Ended March 31,
	2003	2002
	(unaudited)
Pro forma information (A)
Historical net loss	$(9,100)	$(15,664)
Add back certain non-cash and acquisition charges:
Amortization of deferred stock-based compensation	514	3,207
Amortization of acquired intangible assets	444	1,236

Restructuring costs	1,066	1,220
Total add back	2,024	5,663
Pro forma net loss excluding certain non-cash and acquisition related charges	$(7,076)	$(10,001)
Pro forma basic and diluted net loss per share	$(0.07)	$(0.10)
Shares used in computing pro forma basic and diluted net loss per share	102,162	102,625

(A) The accompanying pro forma financial information is presented for informational purposes only and should not be considered a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

INTERWOVEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2003	Dec. 31, 2002
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,780	$58,855
Short-term investments	127,144	122,814
Accounts receivable, net of allowances of $1,888 and $1,926 respectively	16,695	22,151
Prepaid expenses and other current assets	7,389	7,277
Total current assets	199,008	211,097
Property and equipment, net	10,156	11,694
Intangible assets, net	73,430	73,872
Restricted cash	378	378
Other assets	1,616	1,616
	$284,588	$298,657
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,790	$3,438
Accrued liabilities	11,486	13,319
Restructuring and excess facilities costs	10,051	10,564
Deferred revenue	34,347	36,331
Total current liabilities	59,674	63,652
Other accrued liabilities, net of current portion	2,053	2,070
Restructuring and excess facilities costs, net of current portion	27,579	29,210
Total liabilities	89,306	94,932
Stockholders’ equity	195,282	203,725
	$284,588	$298,657